Exhibit 99.2

 Q4’14 Earnings Results  February 26, 2015

 This presentation contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature.  Forward-looking statements contained herein include, among others, statements concerning bank partners, the regulatory environment, banking fees, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of Higher One management, as applicable, and are subject to known and unknown risks and uncertainties.  There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  These statements speak only as of the date they are made, and Higher One does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this presentation or to reflect the occurrence of any unanticipated events.  The forward-looking statements in this presentation do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.   For further information regarding the risks associated with Higher One’s business, please refer to Higher One’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.   Forward-Looking Statements

 2014 Q4 Highlights

 Continued Diversification of Revenue Sources  $ in thousands  $49,799  $56,608  $57,053    24%    44%

     Q4 Highlights: Payments and Campus Labs  Payments transaction and dollar volume up over 20%7 new clients signed  Offers students and their families intuitive and easy-to-use services to help pay for college-related expenses  Analytics platform that enables and empowers higher education through data  Revenue growth of 17%Over 20 new clients signed

Refund Management – Regulatory Update

- In discussions with Federal Reserve regarding potential restitution
- Recorded allowance of $8.75 million for restitution in second quarter 2014
- Potential exposure of $35 million for Federal Reserve bank partner customers
- Additional potential exposure of $35 million for FDIC bank partner customers
- Uncertain of timing

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Higher One
A shared course for success

©2015 Higher One Holdings, Inc. All Rights Reserved.

 Q4 Highlights: Refund Management Disbursement Services  Anticipation of potential Department of Education rule changesApproximately 60,000 new SSE signed in Q4Account revenue declined 5% vs. Q4 of 2013Solid retention of existing clients continued in Q4

2014 Business Highlights

- Non refund deposits grew 16%, accounted for over 15% of total deposits
- OneAccount feature enhancements
- Tested new disbursement options
- Completed Sallie Mae Campus Solutions migration
- Strengthened Compliance and Risk Management
- Re-launched our financial literacy program, $tart With Change℠

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©2015 Higher One Holdings, Inc. All Rights Reserved.

Higher One
A shared course for success

Looking Ahead  Deepen client relationshipsFeature enhancements to CASHNet Payment Solutions systemProduct-line profitability metricsIncreased connectivity of Campus Labs productsImproved OneAccount value proposition for students

 2015 Outlook      Non-GAAP      GAAP   Estimated Non-GAAP amounts above for the twelve months ending December 31, 2015 reflect the estimated annual adjustments, that exclude (i) the amortization of intangibles and finance costs of approximately $9.0 million, and (ii) stock-based compensation expense of approximately $5.0 million.

 Revenue       Revenue  (in $ millions)  Q2’14 Gross Margin excluding allowance for restitution: 53.6%  *Calculation of organic revenue growth is included in the appendix of this presentation  45.5

 Revenue Sources  $ in thousands

 Operating Expenses  Increases in expenses due in part to personnel increasesDepreciation and amortization contributing to increase as well  Decreases in technology transition costs related to Campus SolutionsCapitalized costs related to software development   Spend up less than 1% over prior year      G&A  (as a % of gross rev)      Product Development  (as a % of gross rev )      Sales & Marketing  (as a % of gross rev)

 Non-GAAP Adjusted EBITDA  *Calculation of Adj. EBITDA and Adj. EBITDA Margin is included in the appendix of this presentation      Adj. EBITDA*  (in $ millions)

 Non-GAAP Adjusted Diluted EPS  *Calculation of Adj. EPS and Adj. Net Income Margin is included in the appendix of this presentation      Non-GAAP Adjusted Diluted EPS  (in $)

 Free Cash Flow  *Calculation of Free Cash Flow is included in the appendix of this presentation      Free Cash Flow  (in $ millions)

     Cash & Investment Balance/Flows      Liquidity Matters      Cash and cash equivalents  Investments in available for sale securities  Fully liquid assets total $40.3M$94M outstanding on line of credit as of 12/31/14Credit facility amended for key terms in February 2015Allows for regulatory restitution and settlement of $75MIncreases maximum leverage ratio to 2.75xPaid down $35 million at close, outstanding on line of credit now $59 million  Capital and Liquidity    FCF

 *Refund Management Signed School Enrollment (SSE) is recorded as the total student enrollment at all schools that are contracted at quarter-end for our Refund Management product as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time).   2%  Refund Management and OneAccount Changes  SSE in thousands*  -3%      OneAccounts      Refund Management SSE

 Q & A

 Appendix

 Calculation of Organic Gross Revenue*  *Organic revenue calculation excludes the entire revenue impact from the current and prior year quarter for all acquisitions made within 15 months of a given quarter’s end

 Calculation of Free Cash Flow

 Calculation of Adjusted EBITDA

 Calculation of Adjusted Diluted EPS